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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 1 to Registration Statement No. 333-109994 of Pacific Gas and Electric Company (a Debtor-in-Possession) and subsidiaries on Form S-3 of our report dated February 18, 2004 (March 1, 2004 as to the last three paragraphs of Note 1), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (a) the adoption of new accounting standards in 2003 and in 2001, and (b) the ability of Pacific Gas and Electric Company to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement, and our report dated February 18, 2004 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading of "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Francisco, California
March 1, 2004